SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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CIDARA THERAPEUTICS, INC.
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CIDARA THERAPEUTICS, INC.
6310 Nancy Ridge Drive, Suite 101
San Diego, CA 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 23, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Cidara Therapeutics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Wednesday, June 23, 2021 at 8:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live webcast on the internet, with no physical in-person meeting. You will be able to attend and participate in the Annual Meeting online by pre-registering by entering your uniquely assigned control number at www.proxydocs.com/CDTX, where you will be able to listen to the meeting live, submit questions and vote. To participate in the meeting, you must have your control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you receive the materials by mail. As always, we encourage you to vote your shares prior to the Annual Meeting.
You are being asked to vote on the following matters:
1.    To elect the three nominees for Class III director named herein to hold office until the 2024 Annual Meeting of Stockholders.
2.    To ratify the selection of Ernst & Young LLP by the Audit Committee of the Board of Directors to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.
3.    To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement accompanying this notice.
4.    To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers.
5.    To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The Annual Meeting will be a completely virtual meeting of stockholders. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit www.proxydocs.com/CDTX. You will not be able to attend the Annual Meeting in person.
The record date for the Annual Meeting is April 26, 2021. Only stockholders of record at the close of business on that date may vote during the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on Wednesday, June 23, 2021 at 8:00 a.m., Pacific Time, via live webcast at www.proxydocs.com/CDTX.
The proxy statement and annual report to stockholders are available at www.proxydocs.com/CDTX.

By Order of the Board of Directors,

/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer
San Diego, California
April 28, 2021
You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online at the Annual Meeting, you may vote via the internet, by telephone or, if you receive a paper proxy card by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organizations and will need to obtain a proxy issued in your name from that record holder.

CIDARA THERAPEUTICS, INC.
6310 Nancy Ridge Drive, Suite 101
San Diego, CA 92121
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 23, 2021
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at the 2021 annual meeting of stockholders (the “Annual Meeting”) of Cidara Therapeutics, Inc., a Delaware corporation (sometimes referred to as “we,” “us,” the “Company” or “Cidara”) to be held virtually, via live webcast at www.proxydocs.com/CDTX, on Wednesday, June 23, 2021, at 8:00 a.m. Pacific Time, and any adjournment or postponement thereof. We are committed to ensuring that our stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), to our stockholders primarily via the internet. On or about May 12, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. That notice also contains instructions on how you can receive a paper copy of this proxy statement and Annual Report or an electronic copy via e-mail if you prefer either of those alternatives.
Only stockholders of record of our common stock at the close of business on April 26, 2021 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 48,289,795 shares of common stock outstanding and entitled to vote (together, the “common stock”). A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address above. The stockholder list will also be available online during the Annual Meeting.
The Annual Report, which contains consolidated financial statements as of and for the fiscal year ended December 31, 2020, accompanies this proxy statement. You also may obtain a copy of the Annual Report that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Corporate Secretary at Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121, Attn: Corporate Secretary.
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Cidara is soliciting your proxy to vote at the 2021 Annual Meeting, including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about May 12, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may send you a proxy card, along with a second Notice, on or after May 22, 2021.
How do I attend the virtual Annual Meeting?
The virtual meeting will be held on Wednesday, June 23, 2021 at 8:00 a.m. Pacific Time. In light of the COVID-19 pandemic, to support the health and well-being of our stockholders, employees and directors, and taking into account recent federal, state and local guidance, the Annual Meeting will be held in a virtual meeting format only, via live webcast on the internet, with no physical in-person meeting.
A summary of the information you need to attend the Annual Meeting online is provided below:
•Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/CDTX. The webcast will begin at 8:00 a.m. Pacific Time.
•To enter the meeting, you must pre-register at www.proxydocs.com/CDTX. One hour prior to the meeting taking place, you will receive an email with a link to enter the meeting. You may access the meeting using the provided link within 15 minutes of the meeting’s scheduled start time.
•Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are available during the pre-registration process at www.proxydocs.com/CDTX.
•Stockholders may vote and submit questions before and during the Annual Meeting via live webcast. All appropriate questions asked during the Annual Meeting will be read and addressed during the Annual Meeting.
We recommend that you log in a few minutes before 8:00 a.m. Pacific Time to ensure you are logged in when the Annual Meeting starts. Online check-in will begin, and stockholders may begin submitting written questions, at 7:45 a.m., Pacific Time. You will be able to submit questions during the Annual Meeting as well. We encourage you to submit any question that is relevant to the business of the meeting. The information on our website is not incorporated by reference into this proxy statement or the Annual Report.
You may vote your shares by other means during the webcast of the Annual Meeting. See “How do I vote?” below to vote by phone, internet, or proxy card in advance of the Annual Meeting. Our proxy card that you received in the mail contains instructions for voting by these methods. If you plan to vote during the Annual Meeting, you may still do so even if you have already returned your proxy.
What do I need in order to be able to participate in the Annual Meeting online?
You will need the control number included on your Notice or your proxy card in order to be able to vote your shares or submit questions during the Annual Meeting. If you do not have your control number, you will not be able to attend the meeting, or vote or submit questions during the meeting. Instructions on how to connect and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/CDTX.
What if during the Annual Meeting I have technical difficulties or trouble accessing the live webcast of the Annual Meeting?
On the day of the Annual Meeting, if you encounter any difficulties with the live webcast, please call the technical support number that will be posted on the log-in page for assistance.
Who can vote at the annual meeting?
Only stockholders of record at the close of business on April 26, 2021 will be entitled to vote at the Annual Meeting. On the record date, there were 48,289,795 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination at our principal executive offices at the address listed above for a period of 10 days prior to the Annual Meeting, and during the Annual Meeting such list will be available for examination at www.proxydocs.com/CDTX.
Stockholder of Record: Shares Registered in Your Name
If, on April 26, 2021, your shares were registered directly in your name with Cidara’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote by virtual attendance at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 26, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares by virtual attendance at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are four matters scheduled for a vote:
•Proposal 1: Election of the three nominees for Class III director named herein to hold office until the 2024 Annual Meeting of Stockholders;
•Proposal 2: Ratification of the selection of Ernst & Young LLP by the Audit Committee of the Board to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021;
•Proposal 3: Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement; and
•Proposal 4: Approval, on an advisory basis, of the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

What if another matter is properly brought before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons acting as proxies to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. With regard to your advisory vote on how frequently we should solicit shareholder advisory approval of executive compensation, you may vote for any one of the following: “one year”, “two years” or “three years”, or you may abstain from voting on that matter. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by virtual attendance at the Annual Meeting, or you may vote by proxy over the telephone, through the internet or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.
•VOTE DURING MEETING: To vote online during the Annual Meeting, follow the provided instructions to join the Annual Meeting at www.proxydocs.com/CDTX, starting at 8:00 a.m. Pacific Time on Wednesday, June 23, 2021.
•VOTE BY PHONE: To vote over the telephone, dial toll-free 1-866-243-5097 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the Notice.
•VOTE BY INTERNET: To vote over the internet, complete an electronic proxy card at www.proxypush.com/CDTX. You will be asked to provide the control number from the Notice.

•VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope we have provided or return it to Mediant Communications, P.O. Box 8016, Cary, NC 27512. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received the Notice containing voting instructions from that organization rather than from Cidara. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote online during the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote through the internet, by telephone, by using a printed proxy card or by submitting a ballot online during the Annual Meeting.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 26, 2021.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions your broker or nominee may not vote your shares on Proposals 1, 3 or 4, but may vote your shares on Proposal 2.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director, “For” the ratification of the selection of Ernst & Young LLP by the Audit

Committee of the Board to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021, “For” the approval of the compensation for our executive officers, and “1 year” as the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
Cidara will pay for the entire cost of soliciting proxies, including preparing, assembling, making available on the internet and printing and mailing this proxy statement, the proxy card and any additional information furnished to stockholders. In addition to these proxy materials, Cidara’s directors and employees may also solicit proxies in person, by telephone, electronic mail, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners. However, please be aware that you must bear any costs associated with your internet service, such as usage charges from internet access providers or telephone companies.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to Cidara’s Corporate Secretary at 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121.
•You may vote during the Annual Meeting. Simply attending the virtual meeting will not, by itself, revoke your proxy. Even if you plan to virtually attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or by completing an electronic proxy card at www.proxyvote.com so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker, bank or other agent.
When are stockholder proposals and director nominations due for next year’s annual meeting?
To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 29, 2021, to the attention of the Corporate Secretary of Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between February 23, 2022 and March 25, 2022. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

What are “broker non-votes”?
When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count votes for each proposal as follows:
1.for Proposal 1 to elect directors, votes “For,” “Withhold” and broker non-votes;
2.for Proposal 2 to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent public accounting firm, votes “For” and “Against”, and abstentions and broker non-votes;
3.for Proposal 3 to approve, on an advisory basis, the compensation of our named executive officers, votes “For” and “Against,” and abstentions and broker non-votes; and
4.for Proposal 4 regarding frequency of shareholder advisory votes to approve the compensation of our named executive officers, votes for frequencies of “one year”, “two years” or “three years”, abstentions and broker non-votes.
For Proposals 2 and 3, abstentions will be counted and will have the same effect as “Against” votes. For Proposal 4, abstentions will not be counted towards the vote total and will have no effect. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?
•For Proposal 1, the election of directors, the three nominees receiving the most “For” votes from the holders of shares present online or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.
•To be approved, Proposal 2, the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares properly voted. Abstentions will have the same effect as “Against” votes. Broker non-votes, if any, will have no effect. We do not expect any broker non-votes on this proposal.
•To be approved, Proposal 3, the advisory approval of the compensation of our named executive officers, must receive “For” votes from the holders of a majority of shares properly voted. We value the opinions expressed by our stockholders in this advisory vote, and the Compensation Committee of our Board of Directors, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of this vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions will have the same effect as “Against” votes. Broker non-votes will have no effect.
•Proposal 4, the determination, on an advisory basis, of our stockholder’s preference regarding the frequency of holding future advisory votes on executive compensation, requires a plurality vote of the shares of our common stock present online or represented by proxy and entitled to vote on the matter– that is, the frequency receiving the highest number of affirmative votes will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect.

What is the quorum requirement?
A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present by virtual attendance at the Annual Meeting or represented by proxy. On the record date, there were 48,289,795 shares outstanding and entitled to vote. Thus, the holders of 24,144,898 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present by virtual attendance at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has eight members. There are three Class III directors whose term of office expires in 2021: Carin Canale-Theakston, Timothy R. Franson, M.D., and Chrysa Mineo.
Ms. Canale-Theakston, Dr. Franson and Ms. Mineo have been nominated for reelection at the Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Ms. Canale-Theakston, Dr. Franson and Ms. Mineo were recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board. If elected at the Annual Meeting, each of these nominees would serve until the 2024 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until his or her death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of the Company’s then-serving directors attended the 2020 Annual Meeting of Stockholders.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of Ms. Canale-Theakston, Dr. Franson and Ms. Mineo. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each of Ms. Canale-Theakston, Dr. Franson and Ms. Mineo has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
NOMINEES
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Nominees for Election for a Three-year Term Expiring at the 2024 Annual Meeting
Carin Canale-Theakston, 47, has served as a member of our Board since January 2021. Ms. Canale-Theakston currently serves as Chief Executive Officer of Canale Communications Inc., a life sciences communications company that she founded in May 2010. Prior to founding Canale Communications, Ms. Canale-Theakston served as President of the life sciences division of Porter Novelli, an international public relations firm, from May 2005 until May 2010. Prior to Porter Novelli, Ms. Canale-Theakston was a Partner and Managing Director of Atkins + Associates, a life sciences communication firm, from February 2000 until it was acquired by Porter Novelli in May 2005. She has also served as a member of the CONNECT (previously San Diego Venture Group) board since January 2007, including as its Chair in 2011-2012. Since January 2007, Ms. Canale-Theakston has served as a member and vice chair of the board of directors of BIOCOM and is currently chair of the nominating-governance committee. Ms. Canale-Theakston also serves on the advisory board for Abintus Bio and Epitracker Inc. Ms. Canale-Theakston holds a B.A. in communications and marketing from the University of Tulsa.

Our Board believes that Ms. Canale-Theakston’s experience with business and communication strategies for life science companies provide her with the qualifications and skills to serve on our Board.
Timothy R. Franson, M.D., 69, has served as a member of our Board since March 2015. Currently, Dr. Franson is a Principal at FaegreDrinker. From April 2014 to July 2019, Dr. Franson served as the Chief Medical Officer for YourEncore. Dr. Franson was Vice President of Global Regulatory Affairs at Lilly Research Laboratories, a part of Eli Lilly and Company. He joined Eli Lilly and Company in 1986 and retired in 2008. Dr. Franson served as the President of the US Pharmacopeial Convention (“USP”) from 2010 to 2015, and continued to serve on the organization’s Board of Trustees, as immediate Past President until 2020. Dr. Franson currently serves on the board of directors of Paratek Pharmaceuticals, a publicly-traded biopharmaceutical company, and as Chair of the Board of the Critical Path Institute, which collaborates with FDA and industry in innovation advances. He also served as a director of Myrexis (formerly Myriad) Pharmaceuticals from 2010 to 2013. Dr. Franson holds a B.S. in pharmacy from Drake University and an M.D. from the University of Illinois, College of Medicine. He is Board Certified in Internal Medicine and Infectious Diseases.
Our Board believes that Dr. Franson’s extensive expertise in the areas of pharmaceutical development and regulatory affairs provide him with the qualifications and skills to serve on our Board.
Chrysa Mineo, 56, has served as a member of our Board since March 2018. From 2009 to 2015, Ms. Mineo led corporate development at Receptos, Inc., a biotechnology company acquired by Celgene in 2015. Prior to Receptos, from 1997 to 2009 Ms. Mineo held roles of increasing business development responsibility at Neurocrine Biosciences, a biotechnology company. Prior to Neurocrine, Ms. Mineo served in various capacities in research, marketing and business development for such companies as Amgen, DNAX Research Institute, Schering Plough and Baxter Biotech. Ms. Mineo holds a B.S. in Zoology from the University of California, Davis and an M.B.A. from Duke University’s Fuqua School of Business. In addition, Ms. Mineo is a co-founder of Alume Biosciences, a member of the Director’s Council at the Scripps Institution of Oceanography, and a member of the Board of Directors at the San Diego Natural History Museum.
Our Board believes that Ms. Mineo’s expertise and experience as an executive in the pharmaceutical industry, particularly with respect to evaluation and execution of strategic transactions, provide her with the qualifications and skills to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2022 Annual Meeting
Jeffrey Stein, Ph.D., 66, has served as a member of our Board and as President and Chief Executive Officer since January 2014. Prior to joining us, Dr. Stein was the President and Chief Executive Officer of Trius Therapeutics, Inc., a publicly-traded pharmaceutical company, until its acquisition by Cubist Pharmaceuticals, Inc. in September 2013. Dr. Stein was also the founding Chairman and President of the Antibiotics Working Group. Previously, Dr. Stein was a Venture Partner and Kauffman Fellow at Sofinnova Ventures, a biotech venture capital fund and opened the firm’s San Diego office in 2005. Prior to joining Sofinnova, Dr. Stein was co-founder and Chief Scientific Officer at Quorex Pharmaceuticals, Inc., a private pharmaceutical company, until its acquisition by Pfizer Pharmaceuticals, Inc. in 2005. He has also served as a Principal Scientist with Diversa Corporation and the Agouron Institute. Dr. Stein currently serves on the board of directors of IDEAYA Biosciences, Inc. and Paratek Pharmaceuticals, both publicly-traded biopharmaceutical companies, as well as on the board of managers of Life Science Cares, San Diego, a not-for-profit 501(c)(3) organization. Dr. Stein holds a B.S. in marine biology and an M.S. in biology from California State University—Long Beach and a Ph.D. in marine biology from the University of California, San Diego. Dr. Stein conducted his postdoctoral research in bacterial genetics as an Alexander Hollaender Distinguished Postdoctoral Fellow at the California Institute of Technology.
Our Board believes that Dr. Stein’s expertise and experience as our President and Chief Executive Officer, his perspective and experience as a founder and executive at public and private pharmaceutical companies and his expertise in life sciences and venture capital industries provide him with the qualifications and skills to serve on our Board.

Bonnie Bassler, Ph.D., 59, has served as a member of our Board since January 2021. Dr. Bassler also currently serves in several roles at Princeton University, including, Chair of the Department of Molecular Biology since 2013, associated faculty member of the Department of Chemistry since 2010, Investigator at the Howard Hughes Medical Institute since 2005, Professor in the Department of Molecular Biology since 1994, and associate faculty member of the Princeton Environmental Institute since 1996. Previously, Dr. Bassler served as the Director of the Council on Science and Technology at Princeton University from July 2008 to June 2013. Dr. Bassler has served as a board member of Royalty Pharma plc since June 2020, as a board member of Kaleido Biosciences, Inc. since 2018, as a board member of Regeneron Pharmaceuticals, Inc. since 2016, and as a Trustee of the Alfred P. Sloan Foundation since 2014, and previously served as a board member of Sanofi from November 2014 to September 2016. Dr. Bassler served as a board member of the American Association for the Advancement of Science from January 2012 to December 2016. She was a member of the National Science Board from January 2010 until May 2016. Dr. Bassler has been elected to the National Academy of Sciences, the National Academy of Medicine, and the Royal Society, among other honorific organizations. She received a B.S. in biochemistry from the University of California-Davis and a Ph.D. in biochemistry from the John Hopkins University.
Our Board believes that Dr. Bassler’s expertise in molecular biology and experience serving on boards across academia and the biotech industry provide her with the qualifications and skills to serve on our Board.
David Gollaher, Ph.D., 71, has served as a member of the Board since September 2018. Dr. Gollaher was Senior Vice President of Policy and Government Affairs at Vir Biotechnology, Inc. between 2019 and 2021.From February 2014 to June 2018, he served as the head of global government affairs and policy for Gilead Sciences, Inc. (“Gilead”) Before joining Gilead, Dr. Gollaher was cofounder and CEO of the California Healthcare Institute (“CHI”), from 1993 to 2013. In 2018, Dr. Gollaher was appointed a Senior Fellow at the Leonard D. Schaeffer Center for Health Policy and Economics at the University of Southern California. He currently serves on Gilead’s Health Policy Advisory Board and the Board of Overseers for The Scripps Research Institute. Earlier in his career, Dr. Gollaher was vice president at Scripps Clinic and Research Foundation, responsible for managed care, strategy and corporate affairs. He earned his B.A. from UCSB and his master’s and Ph.D. degrees, concentrating in the history of science and medicine, from Harvard University.
Our Board believes that Dr. Gollaher’s expertise and experience as an executive in the pharmaceutical industry, as a founder of a pharmaceutical company and his educational background provide him with the qualifications and skills to serve on our Board.
Directors Continuing in Office Until the 2023 Annual Meeting
Daniel Burgess, 59, has served as a member of our Board since April 2014. Mr. Burgess is currently a venture partner at SV Health Investors, a position he has held since June 2014, and has served as President and Chief Executive Officer of Therini Bio since May 2019 on a part-time basis. From June 2011 until its acquisition by The Medicines Company in December 2013, he was the President and Chief Executive Officer of Rempex Pharmaceuticals, Inc., a private biopharmaceutical company. From December 2013 until June 2014, he ran the Rempex subsidiary of The Medicines Company. Prior to that, Mr. Burgess was President and Chief Executive Officer of Mpex Pharmaceuticals, Inc., a private biopharmaceutical company, from May 2007 until its acquisition by Aptalis Pharma Inc., now a subsidiary of Allergan plc, a publicly-traded pharmaceutical company, in April 2011. Prior to joining Mpex, Mr. Burgess held positions at Hollis-Eden Pharmaceuticals, Inc., Nanogen, Inc., Gensia Sicor, Inc., Castle & Cooke, Inc. and Smith Barney, Harris Upham and Company. Mr. Burgess serves as a director of Arbutus Biopharma Corporation and chairman of the board of Nabriva Therapeutics plc, each of which is a publicly-traded pharmaceutical company, as well as a director of several private companies. From July 2004 until its acquisition by Salix Pharmaceuticals, Inc. in January 2014, Mr. Burgess served on the board of directors of Santarus, Inc., a publicly-traded biopharmaceutical company. Mr. Burgess holds a B.A. in economics from Stanford University and an M.B.A. from Harvard Business School.
Our Board believes Mr. Burgess’s expertise and experience as an executive in the pharmaceutical industry and his educational background provide him with the qualifications and skills to serve on our Board.
Theodore R. Schroeder, 66, has served as a member of our Board since April 2014. From June 2015, Mr. Schroeder served as President, Chief Executive Officer and a member of the board of directors of Zavante Therapeutics, Inc., a private biopharmaceutical company, until its acquisition by Nabriva Therapeutics plc, a public biopharmaceutical company, in July 2018, where he continues to serve as Chief Executive Officer and a member of the board of directors. Mr. Schroeder co-founded Cadence Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, in May 2004 and served as its President and Chief Executive Officer, and a member of the board of directors, until its acquisition in May 2014 by Mallinckrodt Pharmaceuticals, Inc., a publicly-traded pharmaceutical company.

From August 2002 to February 2004, Mr. Schroeder served as Senior Vice President, North American Sales and Marketing, of Elan Pharmaceuticals, Inc., a neuroscience-based pharmaceutical company. From February 2001 to August 2002, Mr. Schroeder served as General Manager of the Hospital Products Business Unit at Elan. From May 1999 to November 2000, Mr. Schroeder held the position of Senior Director of Marketing Hospital Products at Dura Pharmaceuticals, Inc., a specialty respiratory pharmaceutical and pulmonary drug delivery company, until its acquisition by Elan. Prior to joining Dura, Mr. Schroeder held a number of hospital-related sales and marketing positions with Bristol-Myers Squibb Company, a global pharmaceutical company. Mr. Schroeder is the former chairman of Biocom, the California life sciences trade association. Mr. Schroeder is also a current director of Otonomy, Inc., a public biopharmaceutical company, and Collegium Pharmaceuticals, a public pharmaceutical company. Mr. Schroeder previously served as a director of Hyperion Therapeutics, Inc., Incline Therapeutics, Inc. and Trius Therapeutics, Inc. until their respective acquisitions. Mr. Schroeder received a B.S. in management from Rutgers University.
Our Board believes that Mr. Schroeder’s expertise and experience as an executive in the pharmaceutical industry, as a founder of a pharmaceutical company and his educational background provide him with the qualifications and skills to serve on our Board.
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
INDEPENDENCE OF THE BOARD OF DIRECTORS
As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that all of our directors, except Dr. Stein who is not considered independent because he is an executive officer of the Company, are independent directors as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.
BOARD LEADERSHIP STRUCTURE
Daniel Burgess currently serves as the Chairman of our Board, and has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of the Board. The chair of each committee is expected to report to the Board from time to time, or whenever so requested by the Board, on the activities of his or her committee in fulfilling its responsibilities as detailed in its respective charter or specify any shortcomings should that be the case. In addition, we believe that having a separate Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate Chairman can enhance the effectiveness of the Board as a whole.
ROLE OF THE BOARD IN RISK OVERSIGHT
One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board, as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
MEETINGS OF THE BOARD OF DIRECTORS
The Board met five times and acted by unanimous written consent four times during 2020. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served during 2020.
In 2020, the Company’s independent directors met four times in an executive session at which only independent directors were present.
INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS
The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee. The following table provides current membership information and fiscal year 2020 meeting and consent information for each of these committees of the Board:

Name	Audit	Compensation	Nominating and Corporate Governance	Science and Technology Committee
Bonnie Bassler			X	X*
Daniel Burgess	X*		X
Carin Canale-Theakston		X
Timothy R. Franson, M.D.		X	X*	X
David Gollaher, Ph.D.			X	X
Chrysa Mineo	X	X
Theodore R. Schroeder	X	X*
Jeffrey Stein, Ph.D				X
Total meetings and consents in 2020	7	6	2	N/A
    * Committee Chairperson
Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:
•evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;
•monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;

•reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•preparing the report that the SEC requires in our annual proxy statement;
•reviewing and providing oversight of any related-party transactions in accordance with our related-party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•reviewing, on a periodic basis, our investment policy; and
•reviewing and evaluating, on an annual basis, the performance of the Audit Committee and the Audit Committee charter.
The Audit Committee is currently composed of three directors: Messrs. Burgess (Chair) and Schroeder and Ms. Mineo. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.cidara.com. The information on our website is not incorporated by reference into this proxy statement or our Annual Report for fiscal year 2020.
The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in the applicable Nasdaq listing standards and Rule 10A-3 of the Exchange Act).
The Board has also determined that Mr. Burgess qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Burgess’ level of knowledge and experience based on a number of factors, including his formal education and previous and current experience in financial roles.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Daniel D. Burgess (Chair)
Theodore R. Schroeder
Chrysa Mineo
* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee
The Compensation Committee of the Board was comprised of three directors for 2020: Mr. Schroeder (Chair), Dr. Franson and Ms. Mineo. Effective on January 22, 2021, a fourth member, Ms. Canale-Theakston, was appointed to the Compensation Committee. Our Board has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.cidara.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2020.
The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) our overall compensation strategy and policies;
•making recommendations to the full Board regarding the compensation and other terms of employment of our Chief Executive Officer;
•reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board regarding) the compensation and other terms of employment of our other executive officers;
•reviewing and making recommendations to the full Board regarding performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•reviewing and approving (or if it deems it appropriate, making recommendations to the full Board regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•reviewing and making recommendations to the full Board regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•establishing policies with respect to votes by our stockholders to approve executive compensation to the extent required by Section 14A of the Exchange Act and, if applicable, determining our recommendations regarding the frequency of advisory votes on executive compensation;
•reviewing and assessing the independence of compensation consultants, legal counsel and other advisers as required by Section 10C of the Exchange Act;
•administering our equity incentive plans;
•establishing policies with respect to equity compensation arrangements;
•reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement; and
•reviewing and evaluating, on an annual basis, the performance of the Compensation Committee and the Compensation Committee charter.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets approximately three to four times per year and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under its charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, to the extent required by SEC and Nasdaq rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
In 2020, the Company engaged Radford, a business unit of Aon plc (“Radford”), as its compensation consultant. Radford was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Radford was requested by the Compensation Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Radford developed peer group and related recommendations that were presented to the Compensation Committee for its consideration.
The Compensation Committee holds one or more meetings during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the effectiveness of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at periodic meetings throughout the year on an as-needed basis. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee was comprised of three directors for 2020: Drs. Franson (Chair) and Gollaher and Mr. Burgess. Effective on January 22, 2021, a fourth member, Dr. Bassler, was appointed to the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined under applicable Nasdaq listing standards). The Board has adopted a written Nominating and

Corporate Governance Committee charter that is available to stockholders on the Company’s website and www.cidara.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for 2020. The functions of this committee include, among other things:
•identifying, reviewing and evaluating candidates to serve on our Board;
•determining the minimum qualifications for service on our Board;
•evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;
•nominating and recommending individuals for membership on our Board;
•evaluating nominations by stockholders of candidates for election to our Board;
•considering and assessing the independence of members of our Board;
•developing, if and when it deems appropriate, a set of corporate governance policies and principles and recommending to our Board any changes to such policies and principles;
•considering questions of possible conflicts of interest of directors as such questions arise; and
•reviewing and evaluating on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements and possessing the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company, applicable laws (such as California’s board gender diversity law) and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers skills, diversity, age, and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and selects candidates for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121, Attn: Corporate Secretary, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
Science and Technology Committee
In March 2021, our Board formed the Science and Technology Committee, which is currently comprised of Dr. Basler, Dr. Franson, Dr. Gollaher and Dr. Stein. The Science and Technology Committee acts on behalf of our Board of Directors to, among other things, review and evaluate the Company’s scientific research programs on behalf of our Board and make recommendations to our Board regarding strategic and tactical scientific issues and decisions regarding advancement of our technology. The Board has adopted a written Science and Technology Committee charter that is available to stockholders on the Company’s website and www.cidara.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for 2020. The functions of this committee include, among other things:
•developing and participating in a process for periodic review of our scientific research programs and technology;
•evaluating the long-term strategic value of the Company’s scientific research programs and technology, making recommendations to the Board regarding acquisition, disposition and/or development of our scientific and technology assets and advising the Board on scientific aspects of business development matters;
•reviewing and evaluating on an annual basis the performance of the Science and Technology Committee and the Science and Technology Committee charter; and
•upon request, assisting in setting annual scientific research performance goals and assessing achievement of such goals.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121. These communications will be reviewed by the Corporate Secretary of Cidara, who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
CODE OF ETHICS
The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.cidara.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website. The information on our website is not incorporated by reference into this proxy statement or our Annual Report.
HEDGING POLICY
All employees, including our named executive officers, and non-employee directors are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging our securities as collateral for a loan, buying or selling puts or calls on our securities or otherwise engaging in hedging transactions that offset any decrease in the market value involving our securities held by such persons (such as zero-cost dollars, exchange funds, and forward sale contracts).
PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company’s financial statements since 2013. Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present online or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young.
PRINCIPAL ACCOUNTANT FEES AND SERVICES
The following table represents aggregate fees billed to the Company by Ernst & Young for the fiscal years ended December 31, 2020 and 2019:

	Fiscal Year Ended December 31,
	2020	2019
Audit Fees (1)	$544,117	$570,946
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$544,117	$570,946
(1)    Audit fees consist of fees billed for professional services by Ernst & Young for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
All fees described above were pre-approved by the Audit Committee.
In connection with the audit of the 2020 financial statements, the Company entered into an engagement agreement with Ernst & Young that sets forth the terms by which Ernst & Young will perform audit services for the Company.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, our stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.
This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of our named executive officers is disclosed in the compensation tables, and the related narrative disclosure contained in this proxy statement. We believe that our compensation policies and decisions are based on principles that reflect a pay-for-performance philosophy and are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead us successfully in a competitive environment.
Accordingly, our Board is asking our stockholders to indicate their support for the compensation of our named executive officers, as described in this proxy statement, by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Cidara Therapeutics, Inc. (the “Company”) approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables, narrative disclosures, and other related disclosure.”
Vote Required
Advisory approval of this Proposal 3 requires the vote of the holders a majority of the shares present online at the Annual Meeting or represented by proxy and entitled to vote thereon.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

PROPOSAL 4
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Act and Section 14A of the Exchange Act enable our stockholders to indicate their preference at least once every six years regarding how frequently we should solicit a non-binding advisory vote on the compensation of our named executive officers as disclosed in our proxy statement. Accordingly, as required by these rules, we also are asking our stockholders to provide their input with regard to the frequency of future advisory stockholder votes on the compensation for our named executive officers (such as Proposal 3 of this proxy statement). In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years, or every three years.
After careful consideration of the frequency alternatives, our Board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for us and our stockholders at this time. The Board’s determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted and approved on an annual basis. As part of the annual review process, the Board believes that stockholder sentiment should be a factor that is taken into consideration by the Board and the Compensation Committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this agenda item every year.
Stockholders are not voting to approve or disapprove the Board’s recommendation. Instead, stockholders may indicate their preference regarding the frequency of future non-binding advisory “say-on-pay” votes by selecting one year, two years or three years. Stockholders that do not have a preference regarding the frequency of future advisory votes may abstain from voting on the proposal. For the reasons discussed above, we are asking our stockholders to vote to hold advisory votes on the compensation for our named executive officers every year.
You may cast your vote by choosing the option of one year, two years, three years, or abstain from voting in response to the resolution set forth below:
“RESOLVED, that the option of once every year, two years or three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Cidara Therapeutics, Inc. (the “Company”) is to hold an advisory vote by stockholders to approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables, narrative disclosures, and other related disclosure.”
Vote Required
The choice of frequency that receives the highest number of votes from the shares present online at the Annual Meeting or represented by proxy and entitled to vote thereon will be considered the frequency preferred by the stockholders.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR “1 YEAR” AS THE FREQUENCY OF FUTURE ADVISORY STOCKHOLDER VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
Jeffrey Stein, Ph.D. has served as our President, Chief Executive Officer and a member of our Board of Directors since January 2014. For additional information regarding Dr. Stein’s industry experience and education, see above under “Directors Continuing in Office Until the 2022 Annual Meeting.”
Neil Abdollahian, 48, joined us as Chief Business Officer in July 2016. Previously, he served as Managing Director of Clarity Point Partners, a strategic advisory firm focused on managing corporate licensing efforts, product acquisitions and technology spin-outs for a number of biopharmaceutical companies. From 2008 to 2013, he served as Vice President of Corporate Development at Trius Therapeutics, Inc., a publicly-traded biopharmaceutical company, where he led the corporate partnering initiatives that resulted in the Asia-Pacific and emerging markets strategic partnership with Bayer Healthcare, and ultimately, the acquisition by Cubist Pharmaceuticals in 2013. In 2008, Mr. Abdollahian served as Director of Special Projects in a biopharmaceutical focused investment bank in Sydney, Australia, and from 2001 to 2007, he held various business development positions focused on closing high-value transactions while at Avanir Pharmaceuticals, Isis Pharmaceuticals and Neurogen Corporation, each of which is a biopharmaceutical company. Mr. Abdollahian holds an MBA from Pepperdine University, an M.S. in the biomedical sciences from the University of New Mexico Medical School and a B.S. in biology from the George Washington University.
Paul Daruwala, 52, joined us as Chief Commercial Officer in December 2014 and became our Chief Operating Officer in January 2018. From September 2012 to October 2014 he was the Vice President of the U.S. Viral Hepatitis Franchise (HCV and HBV) at Bristol-Myers Squibb Company, a global pharmaceutical company. Before joining Bristol-Myers Squibb, Mr. Daruwala founded Delta Sage, a private consulting practice, in February 2012. From May 2010 to February 2012, Mr. Daruwala served as Vice President of Commercial and Strategic Management for HCV at Vertex Pharmaceuticals Incorporated, a biotechnology company, where he was responsible for the therapeutic area strategy, marketing, patient services, and a national field team of health care provider support. From 1992 to May 2010 Mr. Daruwala served in a number of roles at Merck & Co., a global pharmaceutical company, including: the U.S. lead for HCV, Global Lead for Antiviral New Products, Global Lead for the Hospital Antifungal

Franchise, and Director of Marketing and Strategic Planning for the Anti-inflammatory and Analgesic Franchise. Mr. Daruwala spent several years in a business development role, leading commercial and strategic assessments which culminated in preclinical through Phase 2 transactions in oncology, infectious diseases, immunology, and metabolic diseases. He started his career in sales, sales management, and managed markets in Merck's U.S. division. Mr. Daruwala received his degree in pharmacy from The University of Kentucky.
    James Levine, 50, joined us as Chief Financial Officer in December 2018. Prior to joining Cidara, Mr. Levine held senior executive and Board roles at two biotechnology companies, Sapphire Energy and Verenium Corporation, both of which were focused on the development, manufacture and sale of products for the human and animal nutrition markets. Previously, Mr. Levine was a managing director in the investment banking division of Goldman Sachs & Co. in both New York and London, where he spent 11 years focused on serving clients in the healthcare and energy industries. Mr. Levine currently serves on the boards of directors of Primordial Genetics, Inc., a private biotechnology company, and the San Diego Blood Bank. Mr. Levine holds a Master of Business Administration degree from the Wharton School of the University of Pennsylvania and a Bachelor of Arts degree in Economics from Brandeis University.
Jessica Oien, J.D., 50, joined us as General Counsel and Corporate Secretary in September 2018. Prior to joining Cidara, Ms. Oien served as Vice President, Compliance at Otonomy, Inc., where she developed and oversaw the commercial compliance program and was the legal lead for the commercial business. Ms. Oien served in similar roles as Vice President, Compliance for Pernix Therapeutics, Vice President, Legal Affairs & Compliance for Somaxon Pharmaceuticals, Inc., and Senior Director, Legal Affairs for Verus Pharmaceuticals. Ms. Oien provided legal consulting services for a robust clientele of early stage biotech companies providing legal support for numerous collaborations, and other research and development programs. Ms. Oien also served as Senior Director, Legal Affairs at Elan Corporation. Ms. Oien began her legal career as outside corporate counsel at national law firms including tenures at Brobeck, Phleger & Harrison and Milbank, Tweed, Hadley & McCloy. Ms. Oien received her J.D. from Loyola Law School and a B.A. in Economics and Political Science from North Dakota State University.
Taylor Sandison, M.D., 49, has been with Cidara since October 2015 and became our Chief Medical Officer in January 2017. Prior to joining the Company, he served as senior medical director at Merck and prior to that held the same position at Cubist Pharmaceuticals, Inc. Dr. Sandison has also held positions at Trius Therapeutics, Inc., a publicly-traded biopharmaceutical company, and Novartis Diagnostics, and served as a member of the faculty in the Department of Medicine at both Stanford University and the University of Washington. He received B.S. and B.A. degrees from Dartmouth College, M.D. and M.P.H. degrees from the University of Washington, and a Diploma in Tropical Medicine and Hygiene (DTM&H) from the London School of Hygiene and Tropical Medicine. He completed internal medicine residency training at the University of Colorado and infectious diseases fellowship training at the University of Washington. Dr. Sandison currently holds board certifications in Infectious Diseases and Internal Medicine.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 26, 2021 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 48,289,795 shares outstanding on April 26, 2021, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is: c/o Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, California 92121.

	Beneficial Ownership
Beneficial Owner	Number of Shares (#)	Percent of Total (%)
Greater than 5% stockholders
Biotechnology Value Fund, L.P. and its affiliates (1) 44 Montgomery St., 40th Floor San Francisco, CA 94104	4,944,510	9.99%
Mundipharma AG (2) St. Alban-Rheinweg 74 Basel 4020, Switzerland	4,781,408	9.90%
Laurence W. Lytton (3) 467 Central Park West New York, NY 10025	3,340,400	6.92%
Omega Fund Management, LLC (4) 888 Boylston Street, Suite 1111 Boston, MA 02199	3,255,248	6.57%
BB Biotech AG and its affiliates (5) Schwertstrasse 6 CH-8200 Schaffhausen, Switzerland	2,822,495	5.84%

Named Executive Officers and Directors
Jeffrey Stein, Ph.D. (6)	2,238,443	4.49%
Neil Abdollahian (7)	336,924	*
Taylor Sandison, M.D. (8)	335,243	*
Daniel Burgess (9)	102,011	*
Theodore R. Schroeder (10)	99,011	*
Timothy R. Franson, M.D. (11)	92,185	*
Chrysa Mineo (12)	59,500	*
David Gollaher, Ph.D. (13)	46,833	*
Bonnie Bassler, Ph.D. (14)	312	*
Carin Canale-Theakston	—	*
All current executive officers and directors as a group (13 persons) (15)	4,109,995	8.03%
*    Less than one percent.
(1)    Based upon a Schedule 13G/A filed with the SEC on February 12, 2021 by Biotechnology Value Fund, L.P., on behalf of itself, BVF I GL LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd., BVF GP Holdings, LLC, BVF Partners L.P., BVF Inc., and Mark N. Lampert. Represents 3,739,704 shares of common stock and 1,204,806 shares issuable upon exercise of warrants. Excludes 10,442,780 shares of common stock issuable upon conversion of 1,044,278 shares of Series X Preferred Stock and 6,295,196 shares issuable upon exercise of warrants that are not convertible or exercisable, as applicable, due to a 9.99% beneficial ownership limit as outlined in the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock filed as Exhibit 3.1 to our Form 8-K filed with the SEC on May 21, 2018 and the applicable warrants. Biotechnology Value Fund, L.P., BVF I GP LLC, Biotechnology Value Fund II, L.P., BVF II GP LLC, Biotechnology Value Trading Fund OS LP, BVF Partners OS Ltd., BVF GP Holdings, LLC, BVF Partners L.P., BVF Inc., and Mark N. Lampert have shared voting and investment power over the shares and warrants.
(2)    Based upon a Schedule 13G filed with the SEC on September 13, 2019 by Mundipharma AG. Represents 4,781,408 shares of common stock held by Mundipharma AG pursuant to a Stock Purchase Agreement dated September 3, 2019.
(3)    Based upon a Schedule 13G/A filed with the SEC on March 8, 2021 by Laurence W. Lytton. Represents 3,340,400 shares of common stock held by Mr. Lytton.
(4)    Based upon a Schedule 13G/A filed with the SEC on February 12, 2021 by Omega Fund V, L.P. on behalf of itself, Omega Fund V GP, L.P., Omega Fund V GP Manager, Ltd., Claudio Nessi, Otello Stampacchia, and Anne-Mari Paster who have shared voting and investment power over the common stock and warrants. Represents 2,005,249 shares of common stock and 1,249,999 shares of common stock issuable upon exercise of warrants held by Omega Fund.
(5)    Based upon a Schedule 13G/A filed with the SEC on February 12, 2021 by BB Biotech AG on behalf of itself and Biotech Target N.V. Represents 2,822,495 shares of common stock. BB Biotech AG and Biotech Target N.V have shared voting and investment power over the shares.
(6)    Includes 1,612,954 shares of common stock that Dr. Stein has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of 1,352,954 stock options and the release of 10,000 RSUs under the 2015 equity incentive plan and 250,000 shares of common stock issuable upon exercise of warrants held by Dr. Stein; also includes 231,602 shares of common stock held by the Jeff Stein and Catherine Naughton Revocable Trust, 351,878 shares of common stock held by Dr. Stein and 42,009 shares of common stock held by Dr. Stein’s son.
(7)    Includes 55,471 shares of common stock held by Mr. Abdollahian and 281,453 shares of common stock that Mr. Abdollahian has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of stock options.
(8)    Includes 79,331 shares of common stock held by Dr. Sandison and 255,912 shares of common stock that Dr. Sandison has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of 255,212 stock options and the release of 700 RSUs.
(9)    Includes 3,000 shares of common stock held by Mr. Burgess and 99,011 shares of common stock that Mr. Burgess has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of stock options.
(10)    Represents 99,011 shares of common stock that Mr. Schroeder has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of stock options.
(11)    Includes 4,000 shares of common stock held by Dr. Franson and 88,185 shares of common stock that Dr. Franson has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of stock options.
(12)    Represents 59,500 shares of common stock that Ms. Mineo has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of stock options.
(13)    Represents 46,833 shares of common stock that Dr. Gollaher has the right to acquire from us within 60 days of April 26, 2021 pursuant to the exercise of stock options.
(14)    Includes 312 shares of common stock held by Dr. Bassler.
(15)    Includes the shares reflected in footnotes (6) – (14) above and (a) 48,531 shares held by Mr. Daruwala and 293,144 shares of common stock that Mr. Daruwala has the right to acquire from us within 60 days of April 26, 2021, (b) 69,803 shares held by Mr. Levine, 50,000 shares of common stock held by Mr. Levine’s spouse and 166,041 shares of common stock that Mr. Levine has the right to acquire from us within 60 days of April 26, 2021, and (c) 5,764 shares held by Ms. Oien and 166,250 shares of common stock that Ms. Oien has the right to acquire from us within 60 days of April 26, 2021.

EXECUTIVE AND DIRECTOR COMPENSATION
Our named executive officers for the year ended December 31, 2020, which consist of our principal executive officer and our two other most highly compensated executive officers, are:
•Jeffrey Stein, Ph.D., our President and Chief Executive Officer;
•Neil Abdollahian, M.S., M.B.A, our Chief Business Officer; and
•Taylor Sandison, M.D., M.P.H., our Chief Medical Officer.
Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS (1)	NON-EQUITY INCENTIVE PLAN COMPENSATION (2)	ALL OTHER COMPENSATION	TOTAL
Jeffrey Stein, Ph.D. President and Chief Executive Officer	2020	$542,000	$—	$—	$451,902	$292,680	$2,850	$1,289,432
	2019	$526,000	$—	$174,000	$480,869	$268,300	$2,800	$1,451,969
Neil Abdollahian, M.S., M.B.A. Chief Business Officer	2020	$377,000	$—	$—	$157,481	$158,300	$2,850	$695,631
	2019	$362,000	$—	$58,000	$188,375	$185,300	$2,800	$796,475
Taylor Sandison, M.D., M.P.H. Chief Medical Officer	2020	$432,000	$—	$—	$198,563	$159,000	$2,850	$792,413
	2019	$422,000	$—	$58,000	$147,786	$143,500	$2,800	$774,086
(1)    In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted during 2020 computed in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(2)    Reflects amounts earned pursuant to our annual performance-based cash bonus program for fiscal year 2020.
Compensation Program Overview
Our compensation program for executive officers is designed to encourage our management team to achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.
The compensation of our named executive officers other than our Chief Executive Officer is generally determined and approved by the Compensation Committee of our Board, and the compensation of our Chief Executive Officer is approved by our Board based upon the recommendations of the Compensation Committee.
Annual Base Salary
The 2020 base salaries for our named executive officers were as follows:

NAME	2020 BASE SALARY ($)
Jeffrey Stein, Ph.D.	$542,000
Neil Abdollahian, M.S., M.B.A.	$377,000
Taylor Sandison, M.D., M.P.H.	$432,000

Annual Bonus Opportunity
In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our named executive officers to achieve defined annual corporate and individual goals and to reward them for achievement towards these goals. The annual performance-based bonus that each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals the Board establishes each year, the extent to which the executive achieves any related individual goals and each executive’s target bonus opportunity.
The target bonus percentages that Dr. Stein, Mr. Abdollahian and Dr. Sandison were eligible for under the bonus plan for 2020 were 60%, 40% and 40% of their base salaries, respectively. Dr. Stein’s bonus award was weighted 100% for our achievement of corporate goals established by the Board. The bonus awards for Mr. Abdollahian and Dr. Sandison were weighted 80% for our achievement of corporate goals and 20% for achievement of individual goals approved by our Chief Executive Officer. Our corporate goals for 2020, established by our Board upon recommendation of the Compensation Committee, were a mix of clinical, research and development and financial goals. For our executive officers, including our named executive officers, the actual bonus award for any year, if any, may be more or less than the applicable target, depending primarily on the Compensation Committee’s determination of the extent to which we achieved the corporate goal component, other than for Dr. Stein, and the executive’s individual performance with respect to such corporate goals. There is no minimum bonus percentage or amount established for the named executive officers and, as a result, the bonus amounts vary from year to year based on corporate and/or individual performance. Payments under the bonus plan may be made in cash, through the issuance of stock, stock options or another form of equity award, or by a combination thereof. The Compensation Committee has the right to terminate or change the bonus plan at any time and for any reason.
In March 2021, our Board, upon recommendation of the Compensation Committee, reviewed our corporate goals and unanimously determined that on an overall basis, we achieved 90% of our corporate goals for 2020. Upon the recommendation of the Compensation Committee having reviewed and approved the individual performances in the case of Mr. Abdollahian and Dr. Sandison, the Board awarded the bonuses, in the form of cash, in the Summary Compensation Table above.
Equity-Based Incentive Awards
Our equity-based incentive awards are designed to align the interests of our employees and consultants, including our named executive officers, with our stockholders’ interests. The Compensation Committee is responsible for approving equity grants, other than those for our Chief Executive Officer and directors which are approved by our Board based upon the recommendation of the Compensation Committee. Our executives generally are awarded an initial new hire equity grant upon commencement of employment. Additional annual grants may also be made at the discretion of the Compensation Committee or Board in order to specifically incentivize executives with respect to achieving certain corporate goals, reward executives for exceptional performance, or to ensure executives’ equity holdings are consistent with our compensation philosophy.
Prior to our initial public offering, we granted all equity awards pursuant to our 2013 Stock Option and Grant Plan (the “2013 Plan”). Upon and following our initial public offering, all equity awards are granted under our 2015 Equity Incentive Plan (the “2015 Plan”) and, starting in December 2020, equity awards to individuals who were not previously employees or directors of the Company, may be granted under our 2020 Inducement Incentive Plan (the “2020 Plan”). The terms of our 2013 Plan, 2015 Plan and 2020 Plan are described below under “Equity Benefit Plans.” All options are granted with a per share exercise price equal to the fair market value of a share of our common stock on the date of the grant of such award, as determined by the Compensation Committee or the Board. Generally our new hire equity awards vest over a four-year period and our annual equity awards vest over a three-year period, in each case subject to the holder’s continuous service to Cidara.

We granted annual equity awards to each of our named executive officers in early 2020. Our annual equity awards for Dr. Stein, Mr. Abdollahian, and Dr. Sandison consisted of stock options. The following table sets forth certain information regarding the annual awards granted by the Company in early 2020 to our named executive officers:

Name	Award Type	Grant Date	Option Awards: Number of Securities Underlying Options (1)	Per Share Exercise Price of Awards	Grant Date Fair Value of Awards (2)
Jeffrey Stein, Ph.D.	Options	3/19/2020	330,000	$1.98	$451,902
Neil Abdollahian, M.S., M.B.A.	Options	3/19/2020	115,000	$1.98	$157,481
Taylor Sandison, M.D., M.P.H.	Options	3/19/2020	145,000	$1.98	$198,563
(1)All stock options were granted and approved on the same date with an exercise price equal to the fair value of the Company’s common stock on the date of grant. All stock options are time-based awards, which vest monthly, on a pro-rata basis, over three years, and have a term of ten years.
(2)Reflects the grant date per share Black-Scholes value of $1.37 for stock option awards granted, which was calculated in accordance with ASC 718.
Agreements with our Named Executive Officers
In September 2016 we entered into amended and restated employment agreements with each of Dr. Stein and Mr. Abdollahian. In March 2017 we entered into an amended and restated employment agreement with Dr. Sandison. The agreements govern the terms of their at-will employment with us and provide for certain severance and change of control benefits, the terms of which are described below under “—Potential Payments Upon Termination or Change of Control.”
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary and unused vacation pay. In addition, each of our named executive officers is eligible to receive certain benefits pursuant to his agreement with us. The benefits described below are contingent on the officer’s execution and non-revocation of a general release of claims against us and certain related parties.
Dr. Stein
In the event that we terminate the employment of Dr. Stein other than for cause or if Dr. Stein resigns with good reason, in each case as defined in Dr. Stein’s amended and restated employment agreement and provided such event occurs outside of the period beginning three months before and ending 12 months after a change of control transaction involving us, Dr. Stein will receive 12 months of salary, payable in a lump sum, and 12 months of health care benefits continuation at our expense.
In the event that we terminate the employment of Dr. Stein other than for cause or if Dr. Stein resigns with good reason, in each case as defined in Dr. Stein’s amended and restated employment agreement and provided such event occurs during the period beginning three months before and ending 12 months after a change of control transaction involving us, Dr. Stein will receive 18 months of salary, payable in a lump sum, 18 months of bonus, calculated at Dr. Stein’s target bonus level for the year in which the termination occurs, and 18 months of health care benefits continuation at our expense. In addition, all of Dr. Stein’s unvested stock awards will immediately become vested on the date of termination.
In addition, in the event we undertake a change of control transaction in which Dr. Stein is subject to excise taxes under Section 280G of Internal Revenue Code of 1986, as amended, or the Code, Dr. Stein will receive a gross-up payment, payable in a lump sum, to fully compensate Dr. Stein for any such taxes imposed by Section 280G of the Code.

Mr. Abdollahian and Dr. Sandison
In the event that we terminate the employment of Mr. Abdollahian or Dr. Sandison other than for cause or if such executive resigns with good reason, in each case as defined in his amended and restated employment agreement and provided such event occurs outside of the period beginning three months before and ending 12 months after a change of control transaction involving us, such executive will receive nine months of salary, payable in a lump sum, and nine months of health care benefits continuation at our expense.
In the event we terminate the employment of Mr. Abdollahian or Dr. Sandison other than for cause or if such executive resigns with good reason, in each case as defined in his amended and restated employment agreement and provided such event occurs during the period beginning three months before and ending 12 months after a change of control transaction involving us, such executive will receive 12 months of salary, payable in a lump sum, 12 months of bonus, calculated at his target bonus level for the year in which the termination occurs, and 12 months of health care benefits continuation at our expense. In addition, all of such executive’s unvested stock awards will immediately become vested on the date of termination.
In addition, in the event we undertake a change of control transaction in which Mr. Abdollahian or Dr. Sandison is subject to excise taxes under Section 280G of the Code, Mr. Abdollahian and Dr. Sandison, as applicable, will receive a gross-up payment, payable in a lump sum, to compensate such executive officer for any taxes imposed by Section 280G of the Code, provided that each such gross-up payment will be capped at $1 million.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding equity awards granted to our named executive officers that remain outstanding as of December 31, 2020:

			OPTION AWARDS(1)					STOCK AWARDS
NAME	GRANT DATE	VESTING COMMENCE- MENT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE AND VESTED	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNVESTED	OPTION EXER- CISE PRICE ($)	OPTION EXPIR- ATION DATE		NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(8)		EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS, OR OTHER RIGHTS THAT HAVE NOT YESTED	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(8)
Jeffrey Stein, Ph.D.	9/9/2014	5/30/2014	153,443	—	$2.29	9/8/2024	(2)
	2/19/2015	2/19/2015	205,511	—	$6.86	2/18/2025	(3)
	3/16/2016	3/16/2016	159,000	—	$9.89	3/15/2026	(3)
	3/31/2017	3/31/2017	220,000	—	$7.80	3/30/2027	(3)
	3/29/2018	3/29/2018	215,417	19,583	$4.00	3/28/2028	(3)
	1/31/2019										50,000	$100,000	(9)
	3/21/2019	3/21/2019	154,583	110,417	$2.61	3/20/2029	(3)
	3/19/2020	3/19/2020	82,500	247,500	$1.98	3/18/2030	(3)
Neil Abdollahian, M.S., M.B.A.	9/18/2017	9/18/2017						5,000	$10,000	(7)	7,500	$15,000	(9)
	3/29/2018	3/29/2018	64,167	5,833	$4.00	3/28/2028	(3)
	1/31/2019	1/31/2019						4,000	$8,000	(8)	9,100	$18,200	(9)
	3/21/2019	3/21/2019	44,917	32,083	$2.61	3/20/2029	(3)
	12/18/2019	12/18/2019	86,574	—	$2.45	12/17/2026	(4)
	12/18/2019	12/18/2019	4,474	8,951	$2.45	12/17/2026	(5)
	3/19/2020	3/19/2020	28,750	86,250	$1.98	3/18/2030	(3)
Taylor Sandison, M.D., M.P.H.	9/18/2017	9/18/2017						5,000	$10,000	(7)	22,500	$45,000	(9)
	3/29/2018	3/29/2018	64,167	5,833	$4.00	3/28/2028	(3)
	1/31/2019	1/31/2019						4,000	$8,000	(8)	12,600	$25,200	(9)
	3/21/2019	3/21/2019	37,917	27,083	$2.61	3/20/2029	(3)
	12/18/2019	12/18/2019	61,925	—	$2.45	12/17/2026	(4)
	12/18/2019	12/18/2019	1,357	2,718	$2.45	12/17/2026	(5)
	3/19/2020	3/19/2020	36,250	108,750	$1.98	3/18/2030	(3)
(1)    Options granted prior to April 2015 were granted under the 2013 Plan, options granted after April 2015 were granted under the 2015 Plan. Options granted under the 2013 Plan are immediately exercisable subject to a repurchase right held by us, which lapses as the shares vest. Options granted under the 2015 Plan become exercisable as they vest. The terms of the 2013 Plan and 2015 Plan are described below under “Equity Benefit Plans.” All equity award vesting is subject to continued service of the executive.
(2)    Stock options have a four-year vesting schedule, with 25% vesting on the one-year anniversary of the vesting commencement date, and monthly thereafter in equal increments over the remaining 36 months.
(3)    Stock options have a three-year vesting schedule, vesting in equal monthly increments.
(4)    Represents stock options granted in our 2019 Option Exchange described in our proxy statement for our 2020 Annual Meeting of Stockholders, which vested in full on the first anniversary of the grant date.
(5)    Represents stock options granted in our 2019 Option Exchange, which vest over three years, with 1/3 vesting on the one-year anniversary of the vesting commencement date, and monthly thereafter in equal increments over the remaining 24 months.
(6)    The amount shown is determined by multiplying the number of unvested shares by $2.00, the closing price of the Company's common stock on December 31, 2020.

(7)    Represents RSUs that are subject to time-based vesting conditions and are scheduled to vest in full on January 1, 2021, contingent on the officer’s continued service with the Company through the applicable vesting date.
(8)    Represents RSUs that are subject to time-based vesting conditions and are scheduled to vest in two equal installments on January 1, 2021 and January 1, 2022, contingent on the officer’s continued service with the Company through the applicable vesting date.
(9)    Awards include PRSUs that are subject to performance-based vesting conditions and are scheduled to vest on the achievement of various clinical and corporate milestones, subject to the officer’s continued service with the Company through the satisfaction of such performance conditions.
Option Repricings
We did not engage in any repricings, modifications or cancellations of any of our named executive officers’ outstanding equity awards during the year ended December 31, 2020.
Perquisites Health, Welfare and Retirement Benefits
All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as our other employees. We also provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.”
We do not provide any other perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our current named executive officers.
401(k) Plan
We maintain a defined contribution employee retirement plan (the “401(k) Plan”), for our employees. Our named executive officers are eligible to participate in the 401(k) Plan on the same basis as our other employees. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The 401(k) plan provides that each participant may contribute a portion of his or her eligible compensation, up to the statutory annual limit, which was $19,500 for employees under age 50 and was $26,000 for employees age 50 and over in 2020. All contributions made by participants are either pre-tax contributions or after-tax “Roth 401(k) contributions,” as elected by the participant. The plan permits us to make discretionary contributions, including matching contributions and discretionary profit sharing contributions. In 2020 we made an employer matching contribution for 2019 employee pre-tax and Roth 401(k) contributions of twenty-five cents for every employee dollar electively deferred under the 401(k) Plan, limited to four percent of the participant’s compensation and further subject to any limitations set forth by the Internal Revenue Service (“IRS”). The 401(k) Plan currently does not offer the ability to invest in Cidara’s securities.
Nonqualified Deferred Compensation
None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. The Board may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.
Tax Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the Company’s named executive officers in a manner consistent with the goals of the Company’s executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.
Equity Benefit Plans
2020 Inducement Incentive Plan
Our Board adopted the 2020 Plan in December 2020.
Eligible Award Recipients. Grantees under the 2020 Plan must be individuals who were not previously employees or directors of the Company, or who are returning to employment following a bona fide period of non-employment with the Company.
Stock Awards. The 2020 Plan provides for the grant of nonqualified stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance stock awards, performance cash awards and other stock awards to eligible employees as an inducement material to such persons entering into employment with the Company.
Administration. Our Board administers the 2020 Plan. Awards may be granted under the 2020 Plan by either a majority of the Board’s independent members or the independent members of the Compensation Committee. Subject to the terms of the 2020 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and the vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.
The plan administrator has the authority to modify outstanding awards under our 2020 Plan. Subject to the terms of our 2020 Plan, the plan administrator may not reduce the exercise, purchase or strike price of any outstanding stock award, but may cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock Options. Nonstatutory stock options (“NSOs”) are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2020 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option, and (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Restricted Stock Unit Awards. Restricted Stock Unit (“RSU”) awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. RSU awards may be granted in consideration for any form of legal consideration. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:
•arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;
•arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase right held by us;
•cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board may deem appropriate; or
•make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.
Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2020 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control. Under the 2020 Plan, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.
Amendment and Termination. Our Board has the authority to amend, suspend, or terminate our 2020 Plan, subject to shareholder approval.
2015 Equity Incentive Plan
Our Board adopted the 2015 Plan in March 2015 and our stockholders approved the 2015 Plan in April 2015. The 2015 Plan became effective upon the execution and delivery of the underwriting agreement related to our initial public offering. Once the 2015 Plan became effective, no further grants were made under the 2013 Plan.
Stock Awards. The 2015 Plan provides for the grant of incentive stock options (“ISOs”), NSOs, stock appreciation rights, restricted stock awards, RSUs, performance-based stock awards, and other forms of equity compensation, or collectively, stock awards, all of which may be granted to employees, including officers, non-employee directors and consultants of us and our affiliates.

Additionally, the 2015 Plan provides for the grant of performance cash awards. ISOs may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants.
Administration. Our Board, or a duly authorized committee thereof, has the authority to administer the 2015 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the 2015 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and the vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.
The plan administrator has the authority to modify outstanding awards under our 2015 Plan. Subject to the terms of our 2015 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.
Stock Options. ISOs and NSOs are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2015 Plan vest at the rate specified by the plan administrator.
The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately upon the termination of the individual for cause. In no event may an option be exercised beyond the expiration of its term.
Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, and (5) other legal consideration approved by the plan administrator.
Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.
Restricted Stock Unit Awards. RSU awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. RSU awards may be granted in consideration for any form of legal consideration. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSUs that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.
Corporate Transactions. In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:
•arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;
•accelerate the vesting of the stock award and provide for its termination at or prior to the effective time of the corporate transaction;
•arrange for the lapse of any reacquisition or repurchase right held by us;
•cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the Board may deem appropriate; or
•make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.
Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.
Under the 2015 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
Change of Control. The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us, that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change of control. For example, certain of our employees may receive an award agreement that provides for vesting acceleration upon the individual’s termination without cause or resignation for good reason (including a material reduction in the individual’s base salary, duties, responsibilities or authority, or a material relocation of the individual’s principal place of employment with us) in connection with a change of control. Under the 2015 Plan, a change of control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially of our consolidated assets.
Amendment and Termination. Our board of directors has the authority to amend, suspend, or terminate our 2015 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No ISOs may be granted after the tenth anniversary of the date our Board adopted our 2015 Plan.
2013 Stock Option Plan
Our Board initially adopted and our stockholders approved the 2013 Plan in February 2013. The 2013 Plan provides for the grant of stock options (ISOs and NSOs), restricted stock awards, unrestricted stock awards and RSU awards to our employees, directors, and consultants. Only stock options were awarded under the 2013 Plan. Our Board, or a duly authorized committee thereof, has the authority to administer the 2013 Plan. Subject to the terms of the 2013 Plan, our Board determined recipients, dates of grant, the number of and types of awards granted and the terms and conditions of awards made, including any applicable vesting schedule. Awards under the 2013 Plan were granted pursuant to award agreements adopted by the plan administrator. No additional awards may be granted under the 2013 Plan. However, any outstanding awards already granted under the 2013 Plan will remain outstanding, subject to the terms of such plan and the applicable award agreements, until such outstanding awards are exercised or until they terminate or expire by their terms.
2015 Employee Stock Purchase Plan
Our Board adopted the 2015 Employee Stock Purchase Plan, or the ESPP, in March 2015 and our stockholders approved the ESPP in April 2015. The ESPP became effective immediately upon the execution and delivery of the underwriting agreement related to our initial public offering. The purpose of the ESPP is to retain the services of new employees and secure the services of new and existing employees while providing incentives for such individuals to exert maximum efforts toward our success and that of our affiliates.

Administration. Our Board has delegated its authority to administer the ESPP to our Compensation Committee. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering may be terminated under certain circumstances.
Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings for the purchase of our common stock under the ESPP. Unless otherwise determined by our Board, common stock will be purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (1) 85% of the fair market value of a share of our common stock on the first date of an offering or (2) 85% of the fair market value of a share of our common stock on the date of purchase.
Corporate Transactions. In the event of certain significant corporate transactions, including the consummation of: (1) a sale of all our assets, (2) the sale or disposition of 90% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction, any then-outstanding rights to purchase our stock under the ESPP may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.
Plan Amendments, Termination. Our Board has the authority to amend or terminate our ESPP, provided that except in certain circumstances any such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our ESPP as required by applicable law or listing requirements.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2020.

Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans, excluding securities reflected in column (a) (c) (3)
Equity compensation plans approved by security holders:	6,672,033	$3.62	2,700,117
Equity compensation plans not approved by security holders:	115,000	$2.00	635,000
Total	6,787,033		3,335,117
(1)Includes 6,243,798 shares subject to outstanding stock options and 428,235 shares subject to outstanding RSUs under our 2015 Plan and 2013 Plan, and 115,000 shares subject to outstanding stock options under our 2020 Plan.
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued upon the vesting of outstanding awards of RSUs or PRSUs, which have no exercise price.
(3)Includes our 2013 Plan, our 2015 Plan, our 2020 Plan, and our ESPP. 521,986 shares in “Equity compensation plans approved by security holders” under column (c) were subject to purchase under our ESPP.

Non-Employee Director Compensation
We maintain a non-employee director compensation policy approved by our Board based on the recommendation of the Compensation Committee. The policy originally became effective in 2015 and was amended by the Board, upon the recommendation of the Compensation Committee, in December 2016, in December 2019, in December 2020 and in March 2021.
Between December 2019 and December 2020, the policy provided that each non-employee director would receive the following compensation for service on the Board:
•an annual cash retainer of $40,000, or $65,000 for the Chairman of the Board;
•an additional annual cash retainer of $7,500, $6,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•an additional annual cash retainer of $15,000, $12,000 and $8,000 for service as Chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);
•an initial option grant to purchase 35,000 shares of our common stock on the date of each non-employee director’s initial appointment to the Board, with 1/3rd of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the next two years, subject to acceleration of vesting in full upon a change of control; and
•an annual option grant to purchase 17,500 shares of our common stock on the date of each of our annual stockholder meetings, which vests in one installment on the earlier of the first anniversary of the date of grant and the day prior to the date of our first annual stockholder meeting held after the date of grant, subject to acceleration of vesting in full upon a change of control.
The policy, as amended in December 2020, provides that each non-employee director will receive the following compensation for service on the Board:
•an annual cash retainer of $40,000, or $70,000 for the Chairman of the Board;
•an additional annual cash retainer of $9,000, $7,500 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•an additional annual cash retainer of $18,000, $15,000 and $8,000 for service as Chairman of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (in lieu of the committee member retainer above);
•an initial option grant to purchase 35,000 shares of our common stock on the date of each non-employee director’s initial appointment to the Board, with 1/3rd of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the next two years, subject to acceleration of vesting in full upon a change of control; and
•an annual option grant to purchase 17,500 shares of our common stock on the date of each of our annual stockholder meetings, which vests in one installment on the earlier of the first anniversary of the date of grant and the day prior to the date of our first annual stockholder meeting held after the date of grant, subject to acceleration of vesting in full upon a change of control.
In connection with the formation of the Science and Technology Committee, we further amended the policy in March 2021 to provide for the following additional cash compensation for non-employee directors:
•an additional annual cash retainer of $4,000 for service as a member of the Science and Technology Committee; and
•an additional annual cash retainer of $8,000 for service as Chairman of the Science and Technology Committee (in lieu of the committee member retainer above).
We provide reimbursement to all of our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of the Board and committees of the Board.

The following table sets forth in summary form information concerning the compensation that was earned by each of our non-employee directors during the year ended December 31, 2020:

NAME	FEES EARNED OR PAID IN CASH	OPTION AWARDS ($)(1)	TOTAL ($)
Daniel Burgess	$84,000	$46,897	$130,897
Theodore R. Schroeder	$59,500	$46,897	$106,397
Timothy R. Franson, M.D.	$54,000	$46,897	$100,897
Chrysa Mineo	$53,500	$46,897	$100,397
David Gollaher, Ph.D.	$44,000	$46,897	$90,897

(1)	The amounts reported reflect the aggregate grant date fair value of each equity award granted to our non-employee directors during the fiscal year ended December 31, 2020, as computed in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. As of December 31, 2020, the aggregate number of options held by our non-employee directors was as follows: Mr. Burgess, 99,011; Mr. Schroeder, 99,011; Dr. Franson, 88,185; Ms. Mineo, 59,500; Dr. Gollaher, 48,500.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES
We have adopted a written related-person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000.
Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director or a holder of more than 5% of our common stock, including any of their immediate family members and any entity owned or controlled by such persons.
Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-party transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board) for review. The presentation must include a description of, among other things, all of the parties, the direct and indirect interests of the related parties, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-party transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-party transactions, our Audit Committee or another independent body of our Board takes into account the relevant available facts and circumstances including, but not limited to:
•the risks, costs and benefits to us;
•the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•the terms of the transaction;
•the availability of other sources for comparable services or products; and
•the terms available to or from, as the case may be, unrelated third parties.
In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

CERTAIN RELATED-PERSON TRANSACTIONS
The following includes a summary of transactions since January 1, 2019 to which we have been a party, in which the amount involved in the transaction exceeded the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years. Since January 1, 2019, the Company has engaged in the following transactions with related persons:
Employment Arrangements
We currently have written employment agreements with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive and Director Compensation— Agreements with our Named Executive Officers.”
Stock Options Granted to Executive Officers and Directors
We have granted stock options to our executive officers and directors. For information about our stock option awards to our named executive officers and our directors, refer to “Executive and Director Compensation—Outstanding Equity Awards at Fiscal Year-End.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Cidara stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Cidara. Direct your written request to Cidara Therapeutics, Inc., Attn: Corporate Secretary, 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121 or call us at (858) 752-6170. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer
April 28, 2021
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Corporate Secretary, Cidara Therapeutics, Inc., 6310 Nancy Ridge Drive, Suite 101, San Diego, CA 92121.

CIDARA THERAPEUTICS

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: **www.proxypush.com/CDTX**
- Cast your vote online
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PHONE Call **1-866-243-5097**
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MAIL
- Mark, sign and date your Proxy Card
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Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/CDTX

Cidara Therapeutics Inc.

Annual Meeting of Stockholders

For Stockholders as of record on April 26, 2021

TIME: Wednesday, June 23, 2021 08:00 AM, Pacific Time
PLACE: Annual Meeting to be held live via the Internet
Please visit www.proxydocs.com/CDTX

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jessica Oien, as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes her, to vote all the shares of capital stock of Cidara Therapeutics Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorney to vote in her discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Cidara Therapeutics Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3
THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Class III Directors to serve for terms expiring in 2024:					
		FOR	WITHHOLD			
	1a. Carin Canale-Theakston	☐	☐			**FOR**
	1b. Timothy R. Franson, M.D.	☐	☐			**FOR**
	1c. Chrysa Mineo	☐	☐			**FOR**
		FOR	AGAINST	ABSTAIN		
2.	Ratification of the selection of Ernst & Young LLP by the Audit Committee of the Board to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.	☐	☐	☐		**FOR**
3.	Approval, on an advisory basis, of the compensation of our Named Executive Officers ("Say-on-Pay") during the year ended December 31, 2020.	☐	☐	☐		**FOR**
		1YR	2YR	3YR	ABSTAIN	
4.	Indication, on an advisory basis, of the preferred frequency of holding future Say-on-Pay votes on the compensation of our Named Executive Officers.	☐	☐	☐	☐	**1 YEAR**
*	Such other business as may properly come before the meeting or any adjournment thereof.					

You must register to attend the meeting online and/or participate at www.proxydocs.com/CDTX

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date